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                                                        Exhibit 10.12



                    LINE OF CREDIT MODIFICATION AGREEMENT
                    -------------------------------------


     THIS LINE OF CREDIT MODIFICATION AGREEMENT (the "Agreement"), is entered into effective as of January 22, 1998, by and between American Net Claims, Inc., ("ANC"), and American Medical Finance, Inc. ("AMF").


     Whereas, ANC and AMF have previously entered into a Line of Credit Agreement, a Note and a Security Agreement, all dated July 31, 1996.


     Whereas, ANC and AMF have also previously entered into a Modification and Extension of Line of Credit Agreement, Note and Security Agreement, dated September 23, 1997.

     Whereas, ANC is anticipating the need for additional funds in excess of the $950,000 Line of Credit Agreement maximum amount.

     Whereas, AMF is willing to provide funds in excess of the maximum $950,000 allowed for in the Line of Credit Agreement.

     Now therefore, in consideration of the mutual covenants and agreement herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged ANC and AMF agree as follows:

     Subject to the terms and conditions to this Agreement and all the terms and conditions of the previous Agreements, AMF agrees to modify and increase the Line of Credit maximum amount under the previous Agreements, to ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00).










LINE OF CREDIT MODIFICATION AGREEMENT - Page 1

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in multiple counterparts, effective as of the date first above written.

                                  ANC:
                                  American Net Claims, Inc.

                               By: /s/ Terry Lee
                                  -----------------------------------
                                  Terry Lee, Executive Vice President
                                  Authorized Representative


                                  AMF:
                                  American Medical Finance, Inc.

                                By: /s/ Bo W. Lycke
                                  -----------------------------------
                                  Bo W. Lycke, President
                                  Authorized Representative










LINE OF CREDIT MODIFICATION AGREEMENT - Page 2